Exhibit 99.1

Pericom Board Reiterates Strong Support for Diodes Transaction and

Responds to Montage’s 11th Hour Maneuvers to Mislead Pericom Shareholders

Pericom Shareholder Approval of the Diodes Offer Tomorrow Would

Mean Substantial and Certain Cash Value in a Matter of Days

Glass Lewis Calls Montage’s 11th Hour Maneuvering

“a Last-Ditch Ploy” to Derail the Superior Diodes Transaction

Pericom Special Meeting of Shareholders Scheduled to Commence Tomorrow at 9:00 a.m. PT

Milpitas, CA – November 19, 2015 – Pericom Semiconductor Corporation (“Pericom” or the “Company”) (NASDAQ: PSEM) announced today that leading independent proxy advisory firm, Glass, Lewis & Co. (“Glass Lewis”) issued an update this evening to its report, dated November 11, 2015, in favor of a Pericom-Diodes transaction. The Glass Lewis update reiterates its recommendation in favor of a Diodes transaction, noting that, “Montage, has still not, to the best of our knowledge, made any substantive improvements to the aspects of its acquisition proposal that have truly been the key points of contention here.”

The Company also issued the following statement to Pericom shareholders reiterating the Pericom Board of Directors’ recommendation in favor of a transaction with Diodes Incorporated (“Diodes”) (NASDAQ: DIOD), pursuant to the Agreement and Plan of Merger between Diodes and Pericom, dated September 2, 2015, as amended November 5, 2015 (the “Diodes Merger Agreement” or the “Agreement”).

“Our Special Meeting to be convened tomorrow morning (Friday, November 20, 2015) at 9:00 a.m. PT, is being called primarily to seek shareholder approval of the acquisition of Pericom by Diodes. We encourage our fellow shareholders not to allow Montage “last-ditch ploys” to pressure them into gambling on a highly uncertain deal that would derail them from the benefits of a transaction with Diodes that would provide substantial and certain cash value in a matter of days.

To reiterate, the Pericom Board believes that the Diodes Merger Agreement is in the best interest of Pericom shareholders because:

•	Diodes’ $17.75 per share all-cash offer is backed by a fully-funded credit agreement and term loan from Bank of America. The $17.75 per share purchase price represents a 46% premium to Pericom’s unaffected closing price on September 2, 2015, and exceeds the five-year trading high in Pericom shares by 8%.

•	The Diodes transaction is subject only to Pericom shareholder approval at the Special Meeting and is not subject to any regulatory approval – shareholders will receive the purchase price promptly following approval at the Special Meeting.

•	The transaction with Diodes is expected to close within a matter of days, at which point shareholders would be able to immediately reinvest the proceeds of the sale and potentially earn returns instead of waiting for another, less certain transaction to go through a protracted regulatory approval process and possibly never even close.

The Diodes transaction offers not only a substantial per share cash premium, but also near-term closing certainty – the value of which cannot be discounted. As leading independent proxy advisory firm, Glass Lewis noted this evening in an update to its November 11, 2015 recommendation in favor of a Diodes-Pericom transaction, “…we continue to maintain our view that the Diodes merger agreement represents the best balance of a premium takeover valuation and deal certainty for the Company’s shareholders at this time.”

As Glass Lewis further observed, “Montage has not yet obtained fully unconditional financing to fund its takeover proposal, nor has Montage made any headway towards addressing the potential regulatory uncertainties related to its proposal.” Despite what Montage Technology Group (“Montage”) may claim regarding its bid, Montage continues to fail to address any of the fundamental flaws or significant risks that we have repeatedly asked Montage to address over the course of the sales process.

•	Don’t be misled by Montage’s attempts to distort the truth about its unreliable financing. Despite its claims, Montage simply does not have committed financing and does not have the cash on hand to complete its proposed transaction under any structure. The one-page financing letters provided by its lenders are highly conditional and are not full commitments to finance a transaction with Pericom – an issue that Montage did not even try to remedy in its revised offers. For example, the one-page letter from the Bank of China Shanghai Pudong Branch still states that any financing to be provided to Montage “needs to be evaluated by [Bank of China’s] committee and will not be issued until all the conditions that [Bank of China] requires and admits are fully satisfied”. However, the Bank of China Shanghai Pudong Branch’s letter does not include any details regarding what those conditions may be and, despite repeated requests, Montage has still not provided any further information regarding such conditions.

Furthermore, the Montage offer still faces incredible regulatory hurdles and comes with significant enforcement challenges.

As Glass Lewis emphasized, “Montage has still not…made any substantive improvements to the aspects of its acquisition proposal that have truly been the key points of contention here.” Rather, its 11th hour maneuvers are nothing more than desperate attempts to distract Pericom shareholders from the fact that the Montage offer is wholly unviable and that Pericom shareholders have the opportunity to promptly receive certain and substantial value in a matter of days just by approving the Diodes offer.

We thank you for your continued support of Pericom.”

Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.

Important Additional Information

Pericom has filed a definitive proxy statement and relevant documents in connection with the special meeting of the shareholders of Pericom at which the Pericom shareholders will consider certain proposals regarding the potential acquisition of Pericom by Diodes Incorporated (the “Special Meeting Proposals”). Pericom and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Pericom’s shareholders in connection with the Special Meeting Proposals. SHAREHOLDERS OF PERICOM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Pericom by contacting Pericom’s Investor Relations by telephone at (408) 232-9100, or by mail Pericom Semiconductor Corporation, 1545 Barber Lane, Milpitas, California 95035 or by going to Pericom’s Investor Relations page on its corporate website at www.pericom.com.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry’s most complete solutions for the computing, communications, consumer and embedded market segments. Pericom’s analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today’s ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally.

Participants in the Solicitation

Pericom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pericom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein was included in the definitive proxy statement. Additional information regarding the directors and executive officers of Pericom is included in the amendment to the 10-K, which was filed with the SEC on October 14, 2015, and is supplemented by other public filings made, and to be made, with the SEC by Pericom.

Company Contact:

Pericom Semiconductor

Kevin Bauer, CFO

P: 408-232-9100

E: kbauer@pericom.com

Investor Contact:

MacKenzie Partners, Inc.

Dan Burch / Larry Dennedy

212-929-5500

Media Contact:

Sard Verbinnen & Co

Steven Goldberg / John Christiansen

310-201-2040 / 415-618-8750